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                                                           Exhibit 10.1.3

                              EMPLOYMENT AGREEMENT
                               (R. Eberley Davis)

    AGREEMENT effective as of April 1, 1997 between COSTAIN COAL, INC. ("Employer"), and R. Eberley Davis ("Employee").

                              W I T N E S S E T H:

    WHEREAS Employer desires to employ Employee on the terms hereof, and Employee desires to accept employment on such terms;

    In consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

    1. Terms and Duties.

    Commencing as of the effective date hereof and continuing until April 1, 2002, and thereafter from year to year unless sooner terminated as herein provided (the "Employment Term"), the Employer hereby employs the Employee as its Vice President and General Counsel. The Employee hereby accepts such employment and agrees to devote all of his business time and his best efforts to the business of Employer and as may be necessary to perform his duties in accordance with the policies and budgets established from time to time by Employer and its Board of Directors and President. During the Employment Term, the Employee will not have any other employment.

    2. Compensation.

    For Employee's services hereunder Employee shall pay to Employee

    (a) a salary at the rate of One Hundred & Fifty Five Thousand ($155,000) Dollars per year (or such greater amount as Employer may from time to time determine), payable periodically in accordance with Employer's usual executive payroll payment procedures; plus


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    (b) an annual bonus of Twenty Five Thousand ($25,000) Dollars for each fiscal year (ending October 31st,) provided that

    (i) Employee achieves to Employer's satisfaction the performance objectives established by Employer.

    (ii) Employee is in the active employment of Employer, and actually engaged in performing his duties, at the close of such fiscal year, and

    (iii) Employer's financial statements for such year, as prepared by its independent public accountants, show a positive net income.

Such annual bonus for each year shall be payable within 30 days after the Employer's accountants have completed preparation of the Employer's financial statement for such year. The determination of such accountants as to the amount of the net operating income, as shown in such statements, shall be conclusive on the parties. In the case of Employer's fiscal year ending in 1997, such bonus shall be Twenty Five Thousand ($25,000) Dollars. Eligibility for this executive performance based bonus does not affect Employee's participation in the other benefit programs available to all salaried employees.

    3. Automobile.

    Employer shall provide Employee with a vehicle allowance of Four Hundred & Fifty ($450.00) Dollars per month.

    4. Place of Employment.

    The Employee's regular place of employment during the Employment Term shall be at the principal executive office of the Employer in Lexington, Kentucky.

    5. Travel; Expenses.

    The Employee shall engage in such travel as may reasonably be required in


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connection with the performance of his duties.

    All reasonable travel and other expenses incurred by the Employee (in accordance with the policies and the budget of the Employer established from time to time) in carrying out his duties hereunder will be reimbursed by the Employer on presentation to it of expense accounts and appropriate documentation in accordance with the customary procedures of the Employer for reimbursement of executive expenses.

    6. Early Termination of Employment Term on Disability or Death.

    (a) If during the Employment term, the Employee fails because of illness or other incapacity (including incapacity because of substance abuse) to render to the Employer the services required of him hereunder for a period of two months (during which the Employer shall continue the Employee's compensation at the rates herein provided), the Employer may, in its discretion, give one month notice of termination of the Employment Term (during which the Employee's compensation shall likewise be continued), and if the Employee shall not resume full performance of his duties within such one month period, the Employment Term shall terminate at the expiration thereof, provided that any such termination shall not affect the right of the Employee (or his estate) to continue to receive benefits under any disability insurance plan covering the Employee which is in effect at the date of termination.

    (b) The Employment Term shall end upon the death of the Employee.

    (c) In the event of termination for disability or death, the Employer shall pay the Employee the Twenty Five Thousand ($25,000) Dollars annual bonus provided for in Section 2(b) prorated for the period from the start of the fiscal year to date of termination, provided that the requirement of Sub-Sections 2(b)(i) and ( iii) have been met for such fiscal year.



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    7. Confidentiality; Competition.

    (a) For the purposes hereof, all confidential information about the business and affairs of the Employer (including, without limitation, business plans, real and personal property leases, financial, engineering and marketing information and information about costs, mining and processing methods, suppliers and customers) constitute "Employer Confidential Information." Employee acknowledges that he will have access to and knowledge of Employer Confidential Information, and that improper use or revelation of same by the Employee during or after the termination of his employment by the Employer could cause serious injury to the business of the Employer. Accordingly, the Employee agrees that he will forever keep secret and inviolate all Employer Confidential Information which comes into his possession, and that he will not use the same for his own private benefit, or directly or indirectly for the benefit of others, and that he will not disclose such Employer Confidential Information to any other person except as necessary in pursuance of his duties.

    (b) The Employee agrees that during the Employment Term as extended, if extended, but in any event until April 1, 2002, (the "Non-Competition Period"), the Employee will not (whether as an officer, director, partner, proprietor, investor, associate, employee, consultant, adviser, public relations or advertising representative or otherwise), directly or indirectly, be engaged in the business of coal mining. For purposes of the preceding sentence, the Employee shall be deemed to be engaged in any business which any person for whom he shall perform services is engaged. Nothing herein contained shall be deemed to prohibit the Employee from owning, as a passive investment, a security of any issuer which is not a supplier, vendor, customer or competitor of the Employer.


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    (c) Within the terms of this Agreement, it is intended to limit disclosure and competition by the Employee to the maximum extent permitted by law. If it shall be finally determined by any court of competent jurisdiction ruling on this Agreement that the scope or duration of any limitation contained in this paragraph 7 is too extensive to be legally enforceable, then the parties hereby agree that the scope and duration (not greater than that provided for herein) of such limitation shall be the maximum scope and duration which shall be legally enforceable and the Employee hereby consents to the enforcement of such limitation as so modified.

    (d) The Employee acknowledges that any violation by him of the provisions of this paragraph 7 could cause serious and irreparable damages to the Employer. He further acknowledges that it might not be possible to measure such damages in money. Accordingly, the Employee further acknowledges that, in the event of a breach or threatened breach by him of the provisions of this paragraph 7, the Employer may seek, in addition to any other rights or remedies, including money damages, an injunction or restraining order, restraining the Employee from doing or continuing to do or perform any acts constituting such breach or threatened breach.

    8. Benefits.

    The Employer agrees to provide to the Employee the benefits available to all salaried employees.

    9. Employee's Representation.

    Employee hereby represents to the Employer that he has full lawful right and power to enter into this Agreement and carry out his duties hereunder, and that same will not


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constitute a breach of or default under any employment, confidentiality, non-competition or other agreement by which he may be bound.

    10. Default by Employee.

    If the Employee shall:

    (i) commit an act of dishonesty against the Employer or fraud upon the Employer; or

    (ii) breach his obligations under this Agreement and fail to cure such breach within five (5) days after written notice thereof; or

    (iii) be convicted of a crime involving moral turpitude; or

    (iv) fail or neglect diligently to perform his duties hereunder and continue in his failure after written notice;

then, and in any such case, the Employer may terminate the employment of the Employee hereunder and, in the event of any such termination, the Employee shall no longer have any right to any of the benefits (including future salary payments) which would otherwise have accrued after such termination.

    11. Successors.

    The rights, benefits, duties and obligations under this Agreement shall inure to and be binding upon the Employer, its successors and assigns and upon the Employee and his legal representatives, legatees and heirs. It is specifically understood, however, that this Agreement may not be transferred or assigned by the Employee. The Employer may assign any of its rights and obligations hereunder to any subsidiary or affiliate of the Employer, or to a successor or survivor resulting from a merger, consolidation, sale of assets or stock or


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other corporate reorganization, on condition that the assignee shall assume all of the Employer's obligations hereunder and it is agreed that such successor or surviving corporation shall continue to be obligated to perform the provisions of this Agreement.

    12. Automatic Roll-over.

    This Agreement shall automatically extend for an additional one-year period, on each expiration date, unless either party shall have theretofore given at least 30 days prior written notice of termination. Any extension shall be on the terms in force immediately preceding said extension, unless otherwise agreed in writing.

    13. Notices.

    Notices hereunder shall be in writing and shall be sent by telegraph or by certified or registered mail, telecopy, or recognized overnight delivery service (such as Federal Express) prepaid as follows:

     To Employee:                       To Employer:
     R. Eberley Davis                   Costain Coal, Inc.
                                        249 East Main Street-Suite 200
                                        Lexington, KY  40507
                                        Attention: President

                                        with copy to:
                                        The Renco Group, Inc.
                                        30 Rockefeller Plaza-42nd Floor
                                        New York, NY  10112

and shall be deemed to have been given when telecopied to the addressee or three days after placed in the mail or the second business day following delivery to a recognized overnight delivery service (such as Federal Express) or a telegraph company, prepaid and properly addressed. Notices to the Employee may also be delivered to him personally. Notices of


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change of address shall be given as provided above, but shall be effective only when actually received.

    14. Waiver.

    The failure of either party to insist upon the strict performance of any of the terms, conditions, and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions, and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of the Employer shall be effective for any purposes whatsoever unless such waiver is in writing and signed by the Employer.

    15. Entire Agreement; Governing Law

    There are no oral or written understandings concerning the Employee's employment by Employer outside of this Agreement. This Agreement may not be modified except by a writing signed by the parties hereto. This Agreement supersedes any and all prior employment agreements or understandings. This Agreement is made under and shall be construed in accordance with, the laws of Kentucky applicable to agreements to be performed wholly within that state.


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    IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the day and year first above written.

                                    EMPLOYER:
                                    COSTAIN COAL, INC.


                                    By /s/ Ira Leon Rennert
                                      -----------------------



                                    EMPLOYEE:

                                    /s/ Eberley Davis
                                    -------------------------
                                    R. Eberley Davis